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                                                                     EXHIBIT 23

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into USA Education, Inc.'s previously filed Registration Statement No. 333-33577, Registration Statement No. 333-33575, Registration Statement No. 333-44425, Registration Statement No. 333-38391, Registration Statement No. 333-53631, Registration Statement No. 333-83941, Registration Statement No. 333-46056, and Registration Statement No. 333-63164.


/s/ Arthur Andersen LLP


Vienna, VA
March 28, 2002